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                                 Exhibit 10.3

                  [LETTERHEAD OF CONVERSE INC. APPEARS HERE]

                               December 10, 1996


Mr. Julius W. Erving, President
The Erving Group, Inc.
636 Creighton Road
Villanova, PA 19085

                             RE:  FOOTLOCKER BASKETBALL PROMOTION
                                  -------------------------------

Dear Julius:

       This shall confirm our November 21 understanding with respect to the Footlocker/Converse Dr. J 2000 Purchase with Purchase Basketball Promotion in the United States (the "Promotion") as follows:

       1. The name and nickname Julius Erving and Dr. J will appear on a Converse/Footlocker basketball for the Promotion (the "Basketball").

       2. A maximum of twenty-five thousand (25,000) Basketballs will be sold by Converse to Footlocker in the United States and a maximum of one thousand (1,000) to Footlocker in Canada for $3.30 (the "Wholesale Price") for resale by Footlocker for approximately $6.99 as part of the Promotion.

       3. Converse will pay you a royalty of five percent (5%) of the Wholesale Price for each Basketball sold by Converse to Footlocker. Said royalty shall be paid to you no later than April 15, 1997.

       4. All promotional and point of sale material for the Promotion will be forwarded to you for approval.

       If the above properly reflects our understanding please sign both copies of this letter and return one to me. Thank you and best personal regards.

                                                 Very truly yours,

                                                 [SIGNATURE APPEARS HERE]

AGREED:

THE ERVING GROUP, INC.

By /s/ Julius W. Erving, Pres.
  ----------------------------
  JULIUS W. ERVING, President

/s/ Julius W. Erving
------------------------------
JULIUS W. ERVING

c.c.  Glenn Rupp
      Jim Solomon
      Joe Turco